Exhibit 4.5

NUMBER	RIGHTS

______R

KBL MERGER CORP. IV

INCORPORATED UNDER THE LAWS OF DELAWARE

RIGHT

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 48242A 120

THIS CERTIFIES THAT, for value received

is the registered holder of a right or rights (the “Right” or “Rights,” respectively) to receive one-tenth of one share of Class A common stock, par value $.0001 per share (“Common Stock”), of KBL MERGER CORP. IV (the “Company”) for each Right evidenced by this Right Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”). In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the Right(s) shall expire and be worthless. The holder of a Right or Rights shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Holders of a Right or Rights are not entitled to any of the rights of a stockholder of the Company.

Dated:

Secretary	[Corporate Seal] Delaware	Chairman of the Board

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

KBL MERGER CORP. IV

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________ Attorney to transfer the said Rights on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).